                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ARI Network Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           ARI NETWORK SERVICES, INC.
                            330 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 13, 2001


To the Shareholders of ARI Network Services, Inc.:

         The 2001 Annual Meeting of Shareholders of ARI Network Services, Inc. will be held at the headquarters of ARI Network Services, Inc., 330 East Kilbourn Avenue, Milwaukee, Wisconsin, on Thursday, December 13, 2001 at 9:00 a.m., local time, for the following purposes:

         1.       To elect two directors to serve until 2004.

         2. To ratify the appointment of Ernst & Young LLP as independent auditors.

         3. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on November 2, 2001 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

         HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                            By order of the Board of Directors,



                                            Timothy Sherlock, Secretary
                                            November 19, 2001

                           ARI NETWORK SERVICES, INC.
                            330 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 278-7676

                                 PROXY STATEMENT


         The Board of Directors of ARI Network Services, Inc. (the "Company") submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on November 2, 2001 will be entitled to one vote for each share of Common Stock registered in such shareholder's name. As of November 2, 2001, the Company had outstanding 6,184,281 shares of Common Stock. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting. This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company's shareholders commencing on or about November 19, 2001.

         Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

         UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF THE INDIVIDUALS NOMINATED TO SERVE AS DIRECTORS AND FOR THE OTHER PROPOSAL. DIRECTORS WILL BE ELECTED BY A PLURALITY OF VOTES CAST AT THE MEETING (ASSUMING A QUORUM IS PRESENT). THE OTHER PROPOSALS WILL BE APPROVED IF THE AFFIRMATIVE VOTES EXCEED THE VOTES CAST AGAINST. BROKER NON-VOTES ARE COUNTED ONLY FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE MEETING BUT ARE NOT CONSIDERED PRESENT WITH RESPECT TO THAT MATTER AND, THEREFORE, WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTING. ABSTENTIONS WILL ALSO HAVE NO EFFECT ON THE VOTING.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 31, 2001.

             NAME OF                                    AMOUNT AND NATURE OF
        BENEFICIAL OWNERS                             BENEFICIAL OWNERSHIP (1)             PERCENT
        -----------------                             ------------------------             -------
WITECH Corporation (2)                                        1,130,308                     18.0%
N16 W23217 Stone Ridge Drive
Waukesha, WI  53188

Ashford Capital Management, Inc.                                540,100                      8.8%
P.O. Box 4172
Wilmington, DE 19807

Briggs & Stratton Corporation                                   840,000                     13.6%
12301 West Wirth Street
Milwaukee, WI  53201

John C. Bray                                                     79,000                      1.3%

Gordon J. Bridge                                                 62,916                      1.0%

Brian E. Dearing                                                134,250                      2.2%

Ted C. Feierstein                                                 4,039                        *

Steven M. Katz                                                    5,000                        *

Michael E. McGurk                                                63,500                      1.0%

D. Bruce Merrifield, Jr.                                         38,600                        *

Frederic G. Tillman                                              23,750                        *

Richard W. Weening (3)                                          148,157                      2.4%

All executive officers and directors as a group                 559,212                      8.6%
(9 persons)

-------------------
*  Less than 1%

(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes options and warrants exercisable within 60 days of October 31, 2001 as follows: Mr. Bray (77,750 shares), Mr. Bridge (48,416 shares), Mr. Dearing (55,750 shares), Mr. Feierstein (4,039 shares), Mr. McGurk (61,000 shares), Mr. Merrifield (11,600 shares), Mr. Tillman (23,750 shares), Mr. Weening (11,230 shares), and all other executive officers and directors as a group (293,535 shares).

(2) WITECH's shares include 105,000 shares subject to warrants. Excludes 20,350 shares of non-voting, non-convertible Series A Preferred Stock (the entire series) also owned by WITECH.

(3) Includes options for 11,230 shares. Mr. Weening's total also includes 40,677 shares held by Quaestus Limited Partnership ("QLP"), 10,000 shares held by Quaestus Management Corp. ("QMC"), 85,000 shares held by RPI Holdings, Inc. ("RPI"), 1,125 shares held by Tenancy in Common with a third party and 125 shares held by his spouse. Mr. Weening disclaims any beneficial ownership in the shares held by QLP, QMC, RPI and Tenancy in Common by a third party in excess of his pecuniary interest, and the filing of this proxy statement shall not be deemed an admission that Mr. Weening is the beneficial owner of such securities for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

         On April 27, 2000, the Company issued and sold, pursuant to a Securities Purchase Agreement, dated as of April 25, 2000, by and among the Company and RGC International Investors, LDC ("RGC"), (i) a convertible subordinated debenture in the amount of $4,000,000 due on April 27, 2003 (the "Debenture"), convertible into shares of the Company's Common Stock, (ii) warrants to purchase 600,000 shares of Common Stock (the "Warrants"), and (iii) an investment option to purchase 800,000 shares of Common Stock (the "Investment Option"). The Investment Option expired on October 27, 2001 and the Warrants expire on April 27, 2005. The Debenture is convertible into Common Stock at $4 per share and the Warrants and Investment Option are exercisable at $6 per share, subject in each case to certain anti-dilution adjustments. The Company can require RGC to convert the amount owed under the Debenture into Common Stock at $4.00 per share provided that: (i) the closing bid price of the Common Stock has been greater than $6.60 for twenty (20) consecutive trading days and (ii) the Company's resale registration statement has been effective for at least three (3) months. Under the terms of the Debenture and the Investment Option and Warrants, the Debenture is convertible and the Investment Option and Warrants are exercisable by RGC only to the extent that the number of shares of Common Stock issuable, together with the number of shares of Common Stock owned by RGC and its affiliates, would not exceed 4.9% of the Company's outstanding Common Stock at the time of conversion or exercise. In certain circumstances where the Company has the right to force conversion of the Debenture and exercise of the Investment Option, RGC's percentage ownership may exceed 4.9% but cannot exceed 9.9%. Except as described above, RGC cannot acquire more than 4.9% of the Company's Common Stock at one time, and is not included in the table above or in "Certain Transactions," below.

         The Company is currently in default of the Agreement due to being delisted from Nasdaq and is currently negotiating with RGC to accomplish a restructuring of the Agreement.

                              ELECTION OF DIRECTORS

         The Company's directors are divided into three classes, with staggered terms of three years each. At the meeting, shareholders will elect two directors to serve until 2004.


                         NOMINEES FOR ELECTION TO SERVE
                        UNTIL THE ANNUAL MEETING IN 2004

         BRIAN E. DEARING, 46; Mr. Dearing, is the Chairman of the Board, President and Chief Executive Officer of the Company. He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997. Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe. Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986. Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College.

         RICHARD W. WEENING, 55; Mr. Weening, a director since 1981, organized the Company in 1981 as a business information publishing subsidiary of Raintree Publishers, Inc., now known as RPI Holdings, Inc. ("RPI"). He served as President and Chief Executive Officer of the Company until October 1987, Chairman and Chief Executive Officer of the Company until October 1990, and Chairman of the Board of Directors until 1997. Mr. Weening is also the Chief Executive Officer of QUAESTUS Management Corporation, an asset management and merchant banking firm, and is a director of Cumulus Media, Inc. (NASDAQ:CMLS). Mr. Weening has served as President of RPI from 1972 to the present.


                              DIRECTORS WHOSE TERMS
                      EXPIRES AT THE ANNUAL MEETING IN 2002

         D. BRUCE MERRIFIELD, JR., 51; Mr. Merrifield, a director since August 2000, is President of Merrifield Consulting Group, Inc., a consulting practice specializing in independent physical distribution channels. Mr. Merrifield is also Chairman of Clark Security Products, Inc., a national distributor of locksmith supplies, door hardware and access control hardware. Prior to his acquisition of Clark Security in 1983, Mr. Merrifield was chief operating officer of Distribix, Inc., a Missouri-based paper distribution chain. Mr. Merrifield received a B.A. from Princeton University in 1972 and an MBA from the Harvard Business School in 1974.

         STEVEN M. KATZ, 54; Mr. Katz, a director since October 2001, was president of the Commerce Internet Division of Sterling Commerce, Inc., a leading global provider of electronic commerce software products and services, until September 1997. In 1972, he co-founded SEI Corporation, where he built TRUST- AID(TM)the nation's most widely used trust accounting system. He sold his interest in SEI in 1979 to a venture capital firm. In 1980, Mr. Katz founded Premier Systems, Ltd., where he developed systems used in the banking and securities industries; a controlling stake in Premier Systems was sold in 1990. In 1991, Mr. Katz became co-founder and president of Automated Catalogue Services L.P., a publisher of electronic catalogs that Sterling Commerce acquired in May 1997. Since 1997, Mr. Katz has been a private investor. Mr. Katz holds an MBA with an emphasis in Finance and Information Systems, and a BS in Economics, both degrees awarded by the Wharton School of the University of Pennsylvania.


                              DIRECTORS WHOSE TERMS
                      EXPIRE AT THE ANNUAL MEETING IN 2003

         GORDON J. BRIDGE, 59; Mr. Bridge, a director since December 1995, is Chairman of the Board and CEO of SurferNETWORK. From 1995 to January 2000, Mr. Bridge was Chairman of the Board of ConnectInc.com Company. Mr. Bridge was with AT&T where he held various executive management positions from 1988 to 1995, culminating in his appointment as Vice President, Corporate Strategy for Emerging Services and Products for AT&T. He previously managed three business units for AT&T, including Consumer Interactive Services, EasyLink

Services and Computer Systems. Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for 23 years. Mr. Bridge holds a B.A. in mathematics from Bradley University.

         TED C. FEIERSTEIN, 43; Mr. Feierstein, a director since January 2000, is a partner in Ascent Partners ("Ascent"), a merchant bank specializing in investments, mergers and acquisitions, and strategic assistance for Internet, software and information technology-focused professional service companies. Mr. Feierstein is also a founding partner of Prism Capital, a private equity fund. Prior to co-founding Ascent, Mr. Feierstein was a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was a venture capitalist with Wind Point Partners, a private equity fund. Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.

         The Board of Directors held 9 meetings in fiscal 2001. Each incumbent director attended 75 percent or more of the combined number of meetings of the Board and Committees on which such director served, during the period for which he has been a director or served on the Committee.

         The Company's Board of Directors has established an Audit Committee. The Board of Directors has adopted a written charter, which was included in the annual proxy statement for the previous fiscal year. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2001 is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The members of the Audit Committee are considered independent under the rules adopted by the NASD regarding the independence of audit committee members.

         The Company's Board of Directors has established a Compensation Committee that currently is composed of Mr. Bridge, Mr. Merrifield and Mr. Feierstein. The duties of the Compensation Committee are to approve all executive compensation and to administer the Company's 1991 Incentive Stock Option Plan, the 1992 Employee Stock Purchase Plan, the 1993 Director Stock Option Plan and the 2000 Stock Option Plan. The Compensation Committee met 3 times during fiscal 2001.

         The Board of Directors does not have a nominating committee, as decisions regarding Board membership are made by the full Board.

         Each non-employee member of the Board of Directors receives options in lieu of any cash compensation. Currently, non-employee directors receive options for 800 shares of the Company's common stock on the first business day of each calendar year and options for an additional 800 shares for each meeting of the Board and 400 shares for each meeting of a Committee attended by the director. The options have a 10-year term, are exercisable one year after issuance and have an exercise price equal to the fair market value of the stock on the date of grant.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation for the last three fiscal years for each of the Company's executive officers whose salary and bonus during fiscal 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                           Long Term
                                                            Annual Compensation                          Compensation
                                                  -----------------------------------------     --------------------------------

                                                                                                    Awards            Payouts
                                                                                                    ------            -------
                                                                                                  Securities
             Name and                                                         Other Annual        Underlying            LTIP
        Principal Position              Year       Salary         Bonus       Compensation       Options/SARs(#)      Payouts($)
------------------------------------    -----     ----------    ----------    -------------     ----------------     -----------
Brian E.  Dearing,                       2001     $ 170,000     $  41,621     $      --              30,000          $  22,913
President and Chief Executive            2000     $ 161,538     $  20,625     $      --              25,000          $   8,756
Officer                                  1999     $ 150,000     $  50,023     $      --              35,000          $

John C.  Bray,                           2001     $ 140,000     $   8,498     $  42,600              20,000          $  10,183
Vice President of Sales (1)              2000     $ 135,769     $   9,167     $  10,000              15,000          $   3,891
                                         1999     $ 130,000     $  15,566     $  56,121              15,000          $      --


Michael E.  McGurk,                      2001     $ 110,000     $  27,289     $      --              13,000          $  10,646
Vice President of Technology             2000     $ 105,769     $  11,458     $      --               7,500          $   2,781
Operations                               1999     $ 100,000     $  11,124     $      --              12,500          $      --


Frederic G.  Tillman,                    2001     $ 115,600     $  27,289     $      --              15,000          $   7,865
Vice President of Technology             2000     $ 110,769     $  11,458     $      --              30,000          $      --
Development                              1999     $  88,846     $  39,937     $      --              10,000          $      --


(1) Mr. Bray's other annual compensation consists of commission paid on new sales.

         The table below provides information regarding option grants in the year ended July 31, 2001 to the persons named in the Summary Compensation Table.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                NUMBER OF            PERCENT OF TOTAL
                               SECURITIES          OPTIONS/SARS GRANTED
                               UNDERLYING            TO EMPLOYEES IN
                              OPTIONS/SARS           FISCAL YEAR (1)           EXERCISE OR BASE
          NAME                GRANTED # (1)                                     PRICE ($/SHARE)             EXPIRATION
-------------------------   ------------------    -----------------------    ----------------------       ---------------
Brian E.  Dearing                10,000                        2.6%              $  2.06250                    9/5/10
                                 20,000                        5.3%              $  1.21871                   2/23/11

John C.  Bray                    10,000                        2.6%              $  2.06250                    9/5/10
                                 10,000                        2.6%              $  1.21871                   2/23/11

Michael E.  McGurk                3,000                         .8%              $  2.06250                    9/5/10
                                 10,000                        2.6%              $  1.21871                   2/23/11

Frederic G.  Tillman              5,000                        1.3%              $  2.06250                    9/5/10
                                 10,000                        2.6%              $  1.21871                   2/23/11

(1) All options granted in the fiscal year were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest in four equal annual increments beginning on the last day of the fiscal year (July 31) during which the options were granted. Under the terms of the Plan, the Compensation Committee retains discretion to, among other things, accelerate the exercise of an option, modify the terms of outstanding options (including decreasing the exercise price), and permit the exercise price and tax withholding obligations related to exercise to be paid by delivery of already owned shares or by offset of the underlying shares.

         The table below provides information regarding the exercises of stock options during fiscal 2001 and the value of stock options held at July 31, 2001 by the persons named in the Summary Compensation Table.

                         AGGREGATED OPTION/SAR EXERCISES
            IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                               SHARES                                   OPTION/SARS AT                   FISCAL YEAR END
                             ACQUIRED ON          VALUE               FISCAL YEAR END (#)           EXERCISABLE/UNEXERCISABLE
        NAME                 EXERCISE (#)      REALIZED ($)        EXERCISABLE/UNEXERCISABLE                   (1)
----------------------     --------------    ---------------    --------------------------------    --------------------------
Brian E.  Dearing                  --        $       --                  55,750/43,750                       $        --

John C.  Bray                      --        $       --                  77,750/26,250                       $        --

Michael E.  McGurk                 --        $       --                  61,000/16,625                       $        --

Frederic G.  Tillman               --        $       --                  23,750/28,750                       $        --

-----------------
(1) All outstanding options held by the named executive officers had exercise prices greater than the closing sales price of the common stock at July 31, 2001.

         The table below provides information regarding long-term incentive plan awards in fiscal 2001 to the persons named in the Summary Compensation Table.

                         LONG-TERM INCENTIVE PLAN AWARDS

                                                                                   ESTIMATED FUTURE PAYOUTS
                                                                               UNDER NON-STOCK PRICE-BASED PLANS
                                                                          --------------------------------------------

                                        NUMBER            PERIOD
             NAME                      OF UNITS        UNTIL PAYMENT       THRESHOLD         TARGET         MAXIMUM
-------------------------------      -------------    ----------------    ------------     -----------    ------------
Brian E.  Dearing                        (1)                (2)           $   20,000       $ 20,000       $  20,000
                                         (1)                (3)           $   21,791       $ 29,055       $  58,110

John C.  Bray                            (1)                (2)           $   15,000       $ 15,000       $  15,000
                                         (1)                (3)           $    5,935       $  7,913       $  15,826

Michael E.  McGurk                       (1)                (2)           $   15,000       $ 15,000       $  15,000
                                         (1)                (3)           $   13,669       $ 18,225       $  36,450

Frederic G.  Tillman                     (1)                (3)           $   13,669       $ 18,225       $  36,450

------------------
(1)  Consists of contingent, deferred cash awards.
(2) Paid out at such time as the Company, in the judgment of the Board, generates sufficient cash resources from operations regardless of whether the participant is then employed by the Company.
(3) Vesting in two equal installments (August 1, 2002 and August 1, 2003), provided the participant is then employed by the Company.

         On May 20, 1999 the Board of Directors adopted Change of Control Agreements ("Change of Control Agreements") which contained "Change of Control" benefits for the current key officers of ARI. The officers include Brian E. Dearing, John C. Bray, and Michael M. McGurk. In addition, on August 19, 1999, the Board approved a similar Change of Control Agreement for Frederic G. Tillman and on March 15, 2001, approved one for Timothy Sherlock, the Company's chief financial officer. The Change of Control Agreements are intended to retain the services of these officers and provide for continuity of management in the event of any "Change of Control," as defined below. These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a "Change of Control," as defined below, the officer's employment is terminated without cause. For this purpose, "without cause" is defined to include: (i) a significant reduction in the executive's compensation, duties, title or reporting responsibilities; (ii) a change in the executive's job location; or (iii) the termination by the officer of his employment for certain enumerated reasons. In addition, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements. In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

         For purposes of the Change of Control Agreements, a "Change of Control" means any of the following events: the acquisition (other than from ARI) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of ARI's then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

                              CERTAIN TRANSACTIONS

         The Company has a revolving line of credit with WITECH Corporation (the "WITECH Line") of $1.0 million and a term loan payable in equal monthly installments over three years. The term loan was initially for $1.0 million. The WITECH Line bears interest at prime plus 3.25% and the term loan bears interest at prime plus 4.0%. As of July 31, 2001 there was $200,000 outstanding under the WITECH Line and $388,889 outstanding under the term loan. The WITECH Line will terminate on December 31, 2001 and the last scheduled payment on the term loan is October 1, 2002. During fiscal 2001, the Company incurred approximately $113,675 of interest with respect to our borrowings from WITECH.

         Since the inception of the WITECH Line, the Company has issued warrants for an aggregate of 280,000 shares of Common Stock exercisable at prices ranging from $2 1/8 to $5 1/8 per share. The exercise price of the warrants is reduced if the Company sells stock for less than the then current exercise price. On October 1, 2000, warrants to purchase 175,000 shares of Common Stock expired. Of the 105,000 warrants to purchase shares of Common Stock currently owned by WITECH (i) warrants to purchase up to 75,000 shares of Common Stock at $2.125 expire on January 1, 2002; and (ii) warrants to purchase 30,000 shares of Common Stock at $4.00 expire on October 1, 2006.

         On July 8, 1999, Briggs & Stratton Corporation ("Briggs") executed a Master Agreement with the Company (the "Customer Contract"). The Customer Contract provides for the Company to license its electronic commerce and electronic cataloging software to Briggs and its dealers and distributors and to provide certain related professional services. The Customer Contract has an initial term of one year and automatically renews for additional terms of one year each unless either party gives written notice of termination to the other party. On March 30, 2000 and July 31, 2000, ARI and Briggs signed additional contracts for the license of the Company's Web-based communications and catalog software. During fiscal 2001, the Company invoiced Briggs $485,585 for products and services.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons, except Mr. Storm filed one late Form 4.

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP to serve as principal accountant to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2002 and is seeking the ratification of this appointment by the shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.

         A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                                   AUDIT FEES

         Aggregate fees billed by Ernst & Young LLP for audit related services were $201,340. Fees for the last annual audit and reviews of the quarterly statements were $122,700 and fees for audit related services were $78,640. Audit related services generally include fees for SEC registration statements and accounting consultations.

                      FINANCIAL INFORMATION SYSTEMS DESIGN
                             AND IMPLEMENTATION FEES

         Ernst & Young LLP received no fees from the Company for financial information systems design and implementation.

                                 ALL OTHER FEES

         The aggregate fees billed by Ernst & Young LLP for non-audit related and non-information systems related services were $19,760.



                                  OTHER MATTERS

OTHER PROPOSED ACTION

         The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

SHAREHOLDER PROPOSALS

         All proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting must be received by the Company at its executive offices on or before September 12, 2002, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 22, 2002 to be considered for inclusion in the proxy statement for that meeting.

COSTS OF SOLICITATION

         The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, facsimile or personal solicitation.

         SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 330 E. KILBOURN AVENUE, MILWAUKEE, WI 53202.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Timothy Sherlock, Secretary
                                             November 19, 2001

                                    EXHIBIT A

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The duties of the Audit Committee are to:
(1) evaluate the independent auditors; (2) make recommendations as to the selection of independent auditors; (3) review the audit plan and scope with the independent auditors; (4) review audit results; (5) review transactions between management and the Company; (6) review reports of the accounting staff of the Company and its auditors as to the adequacy and quality of its system of internal controls; and (7) make appropriate inquiries regarding financial matters to the auditors and others. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with auditors' independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal 2001.

         In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.



/s/ D. Bruce Merrifield
--------------------------------------------------------------
D. Bruce Merrifield, Jr., Audit Committee Member



/s/ Ted C. Feierstein
--------------------------------------------------------------
Ted C. Feierstein, Audit Committee Member

                           ARI NETWORK SERVICES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned, a shareholder of ARI Network Services, Inc. (the "Company"), hereby appoints Brian E. Dearing and Timothy Sherlock, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned on November 2, 2001, at the 2001 Annual Meeting of Shareholders of the Company to be held on December 13, 2001 at 9:00 a.m. and at any and all adjournments thereof.

         1.       ELECTION OF DIRECTORS:

                  [ ] FOR the nominees below to serve         [ ] WITHHOLD AUTHORITY to vote
                      until the Company's 2004 Annual             for the nominees listed
                      Meeting and until their successors          below.
                      are elected and qualified (except as
                      marked to the contrary below).

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.)

                                BRIAN E. DEARING
                               RICHARD W. WEENING


         2. To ratify the selection of Ernst & Young LLP as the Company's Independent Public Accountants for fiscal 2002.

                  [ ] FOR               [ ] AGAINST             [ ] ABSTAIN

         3. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2001 Annual Meeting and at any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS, AND "FOR" THE OTHER PROPOSALS.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date:                         , 2001
       -----------------------



----------------------------------------------
(Signature of Shareholder)



----------------------------------------------
(Signature of  Shareholder - if held jointly)

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.